Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

DG SCHEDULES 2013 ANNUAL MEETING,

ANNOUNCES STEPS TO IMPROVE CORPORATE GOVERNANCE

•                  Independent Board Chairman To Be Appointed

•                  Newly Elected Directors To Serve For One-Year Terms

Dallas, TX — July 11, 2013 — DG® (NASDAQ: DGIT), the leading global independent ad management and distribution platform, today announced that its Board of Directors has set October 15, 2013 as the date for its 2013 Annual Meeting of Stockholders for stockholders of record on August 30, 2013.

Separately, the DG Board announced steps to improve the corporate governance profile of the Company.

The Board has amended a provision in the DG Corporate Governance Guidelines to provide that the Chairman will qualify as an independent, non-executive Director under the rules and regulations of the NASDAQ Global Market® and the U.S. Securities and Exchange Commission. Following the 2013 Annual Meeting, DG’s Board of Directors will be led by an independent Chairman.

In addition, the Board amended the DG Bylaws to provide that directors to be elected at the 2013 Annual Meeting will be elected for one-year terms.  Directors not up for re-election at the 2013 Annual Meeting will serve out their remaining terms, while all directors to be elected at future meetings will be elected for one-year terms.

“The adoption of these reforms will better align the Company’s governance profile with the interests of our shareholders,” stated Scott Ginsburg, Chairman of the DG Board.

About DG

DG (NASDAQ: DGIT) is the leading global multiscreen advertising management and distribution platform, fueling campaign management across TV, online, mobile and beyond. Through a combination of technology and services, DG empowers brands and advertisers to work faster, smarter and more competitively. Boasting the world’s largest hybrid satellite and Internet network for broadcast video delivery, the Company’s unparalleled campaign management encompasses multiscreen ad delivery, cross-channel research and analytics, and unified asset management.  The DG product portfolio consists of two overarching product lines for online and video campaign management: MediaMind and VideoFusion.

With New York as a center of operations, DG is a global company that connects over 14,000 advertisers and 7,400 agencies worldwide with their targeted audiences through an expansive network of over 50,000 media destinations across TV broadcast and digital advertising in 78 countries, managing approximately ten percent of the world’s media assets. For more information, visit http://www.dgit.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  Such risks and uncertainties include, among other things;

•                  our ability to further identify, develop and achieve commercial success for new products;

•                  delays in product development;

•                  the development of competing distribution and online services and products, and the pricing of competing services and products;

•                  our ability to protect our proprietary technologies;

•                  the shift of advertising spending by our customers to online and non-traditional media from television and radio;

•                  the demand for HD ad delivery by our customers;

•                  integrating MediaMind and other acquisitions with our operations, systems, personnel and technologies;

•                  our ability to successfully transition customers from our previous online acquisitions to our MediaMind digital platform for ad delivery;

•                  operating in a variety of foreign jurisdictions;

•                  fluctuations in currency exchange rates;

•                  adaptation to new, changing, and competitive technologies;

•                  potential additional impairment of our goodwill and potential impairment of our other long-lived assets;

and other risks relating to DG’s business which are set forth in the Company’s filings with the Securities and Exchange Commission.  DG assumes no obligation to publicly update or revise any forward-looking statements.